Exhibit 99.1
REVA Medical, Inc. ReZolve(r) Clinical Program Update Dr. Ricardo Costa Institute Dante Pazzanese of Cardiology Sao Paulo, Brazil
Disclosure Statement of Financial Interest I, Ricardo Costa, DO NOT have a financial interest/arrangement or affiliation with one or more organizations that could be perceived as a real or apparent conflict of interest in the context of the subject of this presentation.
RESTORE Clinical Trial - Device ReZolve? Sirolimus-Eluting Bioresorbable Coronary Scaffold Drug-eluting (Sirolimus) Radiopaque Strong and Resilient Polymer Unique Slide & Lock Design Tyrosine-derived polycarbonate material that is radiopaque Limited to clinical investigation only; not approved for sale or distribution
RESTORE Trial ReZolve Device Specifications 3.0 mm x 18 mm Treatment range: 2.9 mm to 3.3 mm Post-dilation up to 4.0 mm 7 Fr. profile 80?g Sirolimus Fully radiopaque Sheathed rapid exchange delivery system Balloon expandable No special storage or handling
ReZolve Proprietary Technology 'Slide & Lock' design Ratchet design Strong Minimal recoil Desaminotyrosine Polycarbonate polymer Tunable Visible Biocompatible Doubles as a drug carrier Ratchet Concept Metal ReZolve
ReZolve Stent Components Backbones 5 Backbones 3 Continuous sinusoidal backbones U's: Each scaffold has 12 U's U thickness = 122? Each U has 2 anchor points on a backbone Each U has 2 sliding rails with locking teeth 12U's x 2 Slide & Locks = 24 sliding locks / scaffold
Degradation (Molecular Weight Loss) Degradation (Molecular Weight Loss) ReZolve In Vivo ReZolve In Vitro RESORB In Vivo Polymer Gradually Degrades ? Majority of Mw Lost by 1 Year Major break down products: tyrosine, I2DAT, I2DT & PCL
Release Kinetics of Sirolimus Elution profile comparable to commercially successful products ReZolve: 80ug of Sirolimus abluminally coated on 3.0 x 18mm scaffold
ReZolve Deployment
RESTORE Clinical Trial ReZolve Sirolimus-Eluting Bioresorbable Coronary Scaffold Initiated December 2011 Up to 50 patients Sites in Brazil & Europe Primary Endpoint(s): Freedom from ischemic-driven target lesion revascularization at 6 months Quantitative measurements at 12 months (QCA/IVUS)
RESTORE Clinical Trial Investigators Germany Prof. Dr. med. Bjorn Andrew Remppis, Bad Bevensen Prof. Dr. med. Johannes Brachmann, Coburg Prof. Dr. med. Volker Schachinger, Fulda PD Dr. med. Stephan Fichtlscherer, Frankfurt Professor Dr. med. Axel Schmermund, Frankfurt Prof. Dr. med. Norbert Frey, Kiel Brazil Dr. Alexandre Abizaid, Sao Paulo (PI) Dr. Ricardo Costa , Sao Paulo Austria Dr. med. Matthias Heigert , Salzburg Poland Dariusz Dudek, MD PhD, Krakow
RESTORE Clinical Trial Inclusion/Exclusion Criteria Primary Inclusion Criteria Clinical evidence of myocardial ischemia or positive function test Visually estimated stenosis >50% and <100% Reference vessel diameter 2.9 mm - 3.3 mm (confirmed by IVUS) Lesion length ? 12mm Primary Exclusion Criteria Myocardial infarctions within 24 hours of the procedure Ejection fraction <25% Target vessel is totally occluded (TIMI 0 or 1) Significant stenosis (>50%) proximal or distal to target lesion Highly calcified lesion
RESTORE Clinical Trial Progress Update 26 patients enrolled as of July 2012 Enrollment distribution 7 patients in Brazil 6 patients in Austria 11 patients in Germany 2 patients in Poland Enrollment placed on hold to move to 6 Fr. device and RESTORE II clinical trial
RESTORE Clinical Trial Preliminary (non-adjudicated) Safety & Performance Data Technical Success = 85% (n=26) Successful delivery & deployment of device 4 devices not delivered primarily due to profile Acute Procedure Success = 100% (n=22) Clinically significant (real world) population Estimated average pre-treatment stenosis > 80% Technical success with residual stenosis <20% Clinical Procedure Success = 100% (n=22) Acute procedure success without the occurrence of MACE through 30 days
RESTORE Clinical Trial Preliminary (non-adjudicated) Safety & Performance Data Patient Follow-up Longest patient out > 10 months, event free 80% patients beyond 4 months post implant Follow-up continuing, primary angiographic evaluation at 12 months Preliminary MACE Results for ReZolve stented patients 30 Day Results: 0 MACE Events (n=22) 3 Month Results: 0 MACE Events (n=22) 6 Month Results: 2 MACE Events (n=12) One TLR for focal in-scaffold restenosis One TLR, directly related to protocol deviation at implant
Clinical Case Examples
CASE 01 First ReZolve Implant - Baseline and Procedure Details Baseline 56 year old Caucasian female CV risk factors: Hypertension, prior MI, smoker LAD lesion >90% stenosis Estimated reference vessel size 3.1 mm Estimated lesion length 12 mm Procedure Intervention of LAD with ReZolve on December 21, 2011 Predilation with 30 mm x 12 mm non-compliant balloon 3.0 mm x 18 mm ReZolve scaffold implant, 12 atm Patient now past 10 month time point ; asymptomatic Procedure performed by Dr. Alexandre Abizaid, Sao Paulo, Brazil
Case 01 First ReZolve Implant - Pre-implant 90% Stenosis Procedure performed by Dr. Alexandre Abizaid, Sao Paulo, Brazil
Case 01 First ReZolve Implant - Final ReZolve Implant Result Post ReZolve Implant
Case 01 First ReZolve Implant - Final ReZolve Implant Result
Case 01 First ReZolve Implant - IVUS Imaging
CASE 02 Baseline and Procedure Details Baseline 74 year old male CV risk factors: Hypertension, Hypercholesterolemia LAD lesion >95% Stenosis Estimated reference vessel size 3.0 mm Estimated lesion length 9 mm Procedure Intervention of LAD with ReZolve on March 21, 2012 Predilation with 3.0 mm x 12 mm non-compliant balloon (13atm ,30 sec) 3.0 mm x 18 mm ReZolve scaffold implanted (12 atm, 20 sec) Post-dilation with 3.25 mm x 20 mm non-compliant balloon (12 atm, 32 sec) Patient now past 1 month time point in FU-visit; asymptomatic Procedure performed by Dr. med Matthias Heigert, II.Medizin, University Clinic, Salzburg, Austria
Case 02 Pre-implant 90% Occlusion 95+% Stenosis 95+% Stenosis
Case 02 Visualization during delivery 90% Occlusion 95+% Occlusion
Case 02 Final ReZolve Implant Result Post ReZolve Implant Pre-implant
Case 02 OCT Imaging Distal Scaffold Mid Scaffold Proximal Scaffold
RESTORE Clinical Trial Observations Acute Result: All patients have widely patent arteries Scaffold is fully visible during procedure ReZolve deployed with continuous inflation pressure 80% of patients beyond 4 months follow-up Sheathed system limits deliverability to small and tortuous arteries Therefore...
ReZolve2 Addresses Deliverability Needs Lower Profile (6 Fr.) No Sheath No distal cone for sheath support Improved scaffold retention Enhanced Polymer Formulation Approx. 30% increase in radial strength Commercial Platform
ReZolve2: Global Clinical Strategy RESTORE Study Amended to include ReZolve2 scaffold (6 Fr. device) Allows participating physicians to gain initial ReZolve2 experience Inclusion/Exclusion criteria to remain unchanged Continued enrollment scheduled to begin Q4 2012 RESTORE II Study Multi-center global trial Up to 30 sites in Brazil, Europe, Australia and New Zealand Expanded Inclusion/Exclusion criteria Projected to include up to 125 patients Enrollment scheduled to begin Q1 2013
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